Exhibit 10.3(a)

      Account Number:_____________

REAL ESTATE PURCHASE AGREEMENT
COMMERCIAL/BUSINESS
(This is a legally binding contract.  If you do not understand it, seek legal advice.)

1.EARNEST MONEY DEPOSIT – PARTIES TO CONTRACT – PROPERTY.

Purchasers: Nutritional High (Colorado) Inc. or its assignee

Address: 77 King Street West, Suite 2905; Toronto, Ontario M5K 1H1

Broker hereby acknowledges receipt of  Earnest Money in the amount of: $5,000.00

Cash _____ Check _______ to be deposited the next legal banking day after acceptance of this offer on the property legally described as:

Lawrenceville Greenhouse Inc. 2415 State Street Lawrenceville, IL 62439	Parcel #s 10-01-126-007 10-01-126-009 06-36-380-003 10-01-132-001	Asset Sale: Real-Estate, Buildings, Fixtures, Equipment and Appurtenances.

Also Known As: Lawrenceville Greenhouse and Florist

Sellers: Dan & Holly Scherer

Purchaser and Seller acknowledge that Broker is the limited agent of both parties to this transaction and authorized by Purchaser and Seller

Yes _X_ No ____ (Initials) Purchaser ______/______  Seller _____/______  N/A __________

2. PURCHASE PRICE:

The total price is to be: $350,000.00

After earnest money herein is credited, an additional down payment of $ N/A is to be paid by Purchaser on or before N/A. After earnest money and down payment are herein credited, the remaining balance is to be paid by Purchaser at closing.

3. FINANCING:

If this offer is contingent upon Purchaser obtaining a new loan, Purchaser agrees to immediately make application for and diligently endeavor to procure such loan without delay, and to sign the note and mortgage within five (5) days after they are ready.    Yes  X No _________

4. TITLE:
Merchantable title shall be conveyed by Warranty Deed, subject to conditions, zoning, restrictions, and easements of record, if any, which do not interfere with or restrict the existing use of the property.  An Abstract of Title shall be continued to date and furnished promptly to buyer for examination.  In lieu of an Abstract of Title, an owner's policy of Title Insurance in the amount of purchase price may be substituted with cost to be distributed as follows:   Seller 100 % Purchaser 0%

5. INSPECTIONS:
No warranties are expressed or implied.  Buyer is urged to have professional, structural, mechanical, electrical, environmental, or any other inspections Buyer may desire at Buyer's expense.  These inspections must be pre-approved and agreed upon by both Buyer and Seller. Inspections shall be completed within 14 days of acceptance of this offer.

Should the results of any inspections not be satisfactory to Purchaser, then (within 72 hours) Purchaser shall notify Seller or Listing Broker in writing of the specific dissatisfaction and at which time parties may renegotiate or terminate this contract.  If Purchaser fails to specifically approve or disapprove any inspections within the time specified, then Purchaser shall be deemed to have approved and accepted the property in its present condition and any real estate licensee having anything to do with this transaction does not have any further obligation to Purchaser as to such inspections or agreement.

The financing and inspection contingency will conclude at Closing.  After such time, Earnest money deposit will become applicable to purchase price and non-refundable.

INITIALS:  PURCHASER ______DP_____/____________  SELLER _____DS_____/______ HS________

6. PRORATIONS:
Taxes are to be paid as follows:  The 2013 real estate taxes paid in 2014 shall be paid 100% by Seller and 0% by Purchaser.  Real Estate taxes assessed this year and payable next year will be X__ will not be ______ prorated to the date of closing.

Other prorations: Utilities, Sales and Employee Taxes, Insurance

7. OTHER PROVISIONS:

1) Inspection of the property by David Posner no later than August 30, 2014.

2) Nutritional High (Colorado) Inc. (or its assignee) submitting an application for a medicinal marijuana retail dispensary (the "License") to the State of Illinois and any other relevant regulatory bodies by September 15, 2014.

3) Receipt of environmental documentation if available by the seller and approval/acceptance by the buyer within 15 days of receipt.

4) Transaction is subject to the State of Illinois granting a Dispensary License to Nutritional High Inc. for this location.

5) Up to 10 visits on or before Closing.

6) Closing will be 30 days after receipt of the license from the State of Illinois.

8. CLOSING/POSSESSION:
Possession and closing shall be given to Purchaser on or before TBD, provided, however, delivery of possession is conditioned upon closing.

9. EARNEST MONEY/DEPOSITS:
Listing office shall deposit and hold all earnest money and other deposits until sale is closed.  If this offer is not accepted by Seller, or if Purchaser is unable to secure financing, if so contingent, or if no agreement is reached regarding conditions found on inspection report(s), this agreement is void and Purchaser's money shall be returned in full, less any expenses incurred on Purchaser's behalf, including any inspection ordered by Purchaser.

10.           ADDENDA TO THIS AGREEMENT:
The following documents are addenda to this contract and are attached and become part of this contract by reference.  If none, so state:

Formal Contract to be generated by Seller's Attorney.

11.           TIME IS OF THE ESSENCE OF THIS CONTRACT:

Dated this 21st day of August, 2014 at 5 p.m.

This agreement is void if not accepted by Seller by the 27th day of August, 2014 by Noon

PURCHASER ___/"Signed"/ David Posner________/____________  SELLER __________/______________

On this 24th day of August, 2014 the foregoing offer is

(Initial) Accepted __X__/_____  Not Accepted _____/_____ Countered _____/______

__/"Signed"/ Dan Scherer___________               ___/"Signed"/ Holly Scherer _____________
Seller                                                                                                  Seller

THE FOLLOWING IS FOR INFORMATION PURPOSES ONLY:

Illiana Properties                             /"Signed"/ John Brooks
Selling Company                                                                      Selling Licensee

Illiana Properties                             /"Signed"/ John Brooks
Listing Company                                                                      Listing Licensee

Illiana Properties
409 East Clover
P.O. Box 155
Hutsonville, Illinois 62433
Fax:  (618) 563-9310